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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 14, 2003

STRATEGIC DISTRIBUTION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-5228 (Commission file number)	22-1849240 (I.R.S. Employer Identification No.)
3220 Tillman Drive, Suite 200, Bensalem, PA (Address of principal executive offices)
19020 (Zip Code)

215-633-1900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

		Page No.
Item 5
	Other Events	3
Item 7
	Financial Statements and Exhibits	4
	Signatures	5

Item 5.    OTHER EVENTS

        On January 14, 2003 Strategic Distribution, Inc. (the "Company") announced the resignation of its President and Chief Executive Officer, Ronald Whitaker, and the appointment of three senior executives to the Office of the Chairman to manage the daily operation of the business. A copy of the Company's press release announcing the management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial statements of business acquired

  Not applicable

(b)
Pro forma financial information

  Not applicable

(c)
Exhibits:

99.1	Press Release issued by the Company on January 14, 2003 announcing the resignation of its President and Chief Executive Officer, Ronald Whitaker, and the appointment of three senior executives to the Office of the Chairman to manage the daily operation of the business.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATEGIC DISTRIBUTION, INC.
Date: January 23, 2003	By:	/s/ DONALD C. WOODRING Donald C. Woodring, Chief Executive Officer
Date: January 23, 2003	By:	/s/ MICHAEL F. BONNER Michael F. Bonner, Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued by the Company on January 14, 2003 announcing the resignation of its President and Chief Executive Officer, Ronald Whitaker, and the appointment of three senior executives to the Office of the Chairman to manage the daily operation of the business.

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TABLE OF CONTENTS
  Item 5. OTHER EVENTS
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX